EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------


Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: January 27, 1995



                     ASSOCIATED MADISON COMPANIES, INC.



                     By: /s/ Charles J.Gallo, Jr.
                        --------------------------------------------
                     Name:  Charles J. Gallo, Jr.
                     Title:    Vice President and
                               Controller



                     THE TRAVELERS INC.



                     By: /s/ Charles J. Gallo, Jr.
                        ------------------------------------------
                     Name:  Charles J. Gallo, Jr.
                     Title:   Assistant Controller